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                                                                      Ex 99.h

                         EXPENSE LIMITATION AGREEMENT

     This EXPENSE LIMITATION AGREEMENT is made as of the 30th day of SEPTEMBER, 1999 by and between BT INVESTMENT FUNDS, a Massachusetts Business trust (the "Trust"), INTERMEDIATE TAX FREE PORTFOLIO, CAPITAL APPRECIATION PORTFOLIO, and BT INVESTMENT PORTFOLIOS, each a New York trust (each a "Portfolio Trust"), and BANKERS TRUST COMPANY, a New York corporation (the "Adviser"), with respect to the following:

     WHEREAS, the Adviser serves as Intermediate Tax Free Portfolio's, Capital Appreciation Portfolio's, and BT Investment Portfolios' Investment Adviser pursuant to Investment Advisory Agreements dated June 4, 1999, and the Adviser serves as the Trust's, Intermediate Tax Free Portfolio's, Capital Appreciation Portfolio's and BT Investment Portfolios' Administrator pursuant to Administration and Services Agreements dated October 28, 1992, April 8, 1992, October 28, 1992, and April 28, 1993, respectively (collectively, the "Agreements").

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. The Adviser agrees to waive its fees and reimburse expenses for the period from September 30, 1999 to January 31, 2001 to the extent necessary so that the total annual operating expenses for each of the Trust's series with fiscal year ends of September 30 (each a "Fund") do not exceed the percentage of average daily net assets set forth on Exhibit A.

     2. Upon the termination of any of the Agreements, this Agreement shall automatically terminate.

     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


                                      BT INVESTMENT FUNDS

         /s/ Amy M. Olmert                   /s/ Daniel O. Hirsch
Attest:  _____________________        By:    __________________________
Name:    Amy M. Olmert                Name:  Daniel O. Hirsch
                                      Title: Secretary

                                      INTERMEDIATE TAX FREE PORTFOLIO

         /s/ Amy M. Olmert                   /s/ Daniel O. Hirsch
Attest:  _____________________        By:    __________________________
Name:    Amy M. Olmert                Name:  Daniel O. Hirsch
                                      Title: Secretary

                                      CAPITAL APPRECIATION PORTFOLIO

         /s/ Amy M. Olmert                   /s/ Daniel O. Hirsch
Attest:  _____________________        By:    __________________________
Name:    Amy M. Olmert                       Name:  Daniel O. Hirsch
                                             Title: Secretary

                                      BT INVESTMENT PORTFOLIOS

         /s/ Amy M. Olmert                   /s/ Daniel O. Hirsch
Attest:  _____________________        By:    __________________________
Name:    Amy M. Olmert                       Name:  Daniel O. Hirsch
                                             Title: Secretary

                                      BANKERS TRUST COMPANY

         /s/ Amy M. Olmert                   /s/ Ross Youngman
Attest:  _____________________        By:    __________________________
Name:    Amy M. Olmert                Name:  Ross Youngman
                                      Title: Managing Director
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                                   Exhibit A

                                          Total Fund Operating Expenses
Fund                             (as a percentage of average daily net assets)
----                             ---------------------------------------------

Intermediate Tax Free Fund                          0.85%
Capital Appreciation Fund                           1.25%
Small Cap Fund                                      1.25%
BT PreservationPlus Income Fund                     1.00%